Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST

ANNOUNCES NEW CONTACT INFORMATION

DALLAS, TEXAS, September 26, 2014—Permian Basin Royalty Trust (NYSE: PBT) (“Permian”) today announced the new contact information for the Trust following the change of Trustee.

Southwest Bank became the new Trustee for Permian Basin, effective August 29, 2014.

Southwest Bank’s office is located at 2911 Turtle Creek Boulevard, Suite 850, Dallas, TX 75219.

The new toll free customer service number for contacting Permian is 1-855-588-7839.

The Trust also has a new web address, www.pbt-permian.com.

Permian’s cash distribution history, current and prior year financial reports, a link to filings made with the Securities and Exchange Commission and more can be found on its website at www.pbt-permian.com.

The units are listed on The New York Stock Exchange under the symbol “PBT”.

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Contact:

Ron Hooper

Senior Vice President

Southwest Bank, Trustee

Toll-free – 1-855-588-7839